UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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ZERO GRAVITY SOLUTIONS, INC.

(Name of Registrant As Specified In Its Charter)

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ZERO GRAVITY SOLUTIONS, INC.
190 NW Spanish River Boulevard,
Suite 101, Boca Raton, Florida

December 14, 2015

NOTICE OF ACTION BY WRITTEN
CONSENT OF MAJORITY SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US
A PROXY. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND
NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER
ANY MATTER DESCRIBED HEREIN.

Dear Shareholders:

We are furnishing this notice and the accompanying Information Statement to all holders of record of shares of common stock of Zero Gravity Solutions, Inc. (the “Company”) as of close of business on November 30, 2015 (“Record Date”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules promulgated by the U.S. Securities and Exchange Commission thereunder. The purpose of this information statement is to notify you that, by written consent, dated December 3, 2015, the holders of 51.2% of our outstanding shares of common stock of the Company on the Record Date authorized or approved the following actions:

•	The election of Harvey “Kaye” Klebanoff, Patrick Kennedy, Michael T. Smith, Edward F. Cowle, Alexander M. Boies, Soumyo Sarkar and Glenn Stinebaugh as directors to serve on the Company’s Board of Directors for a one year term and until their respective successors are duly elected and qualified;
•	The ratification of the appointment of Crowe GHP Horwath P.C., to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and
•	The approval of the Company’s 2015 Equity Incentive Plan.

Your vote or consent is not requested or required. This is not a notice of special meeting of shareholders and no shareholders’ meeting will be held to consider any matter which is described herein. Our Board of Directors is not soliciting your proxy. Section 78.320 of the Nevada Revised Statutes and Section 2.11 of the Company’s Amended and Restated Bylaws provide that any action required or permitted to be taken at an annual meeting of shareholders may be taken without a meeting if shareholders holding at least a majority of the voting power sign a written consent approving the action. The written consent of a majority of the outstanding shares of common stock of the Company is sufficient to approve these matters.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT DECEMBER 14, 2015. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

Glenn Stinebaugh
Chief Executive Officer

i

INFORMATION STATEMENT

December 14, 2015

ZERO GRAVITY SOLUTIONS, INC.
190 NW Spanish River Boulevard,
Suite 101, Boca Raton, Florida
Telephone: (561) 416-0400

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

ABOUT THIS INFORMATION STATEMENT

GENERAL INFORMATION

This Information Statement (this “Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered holders of the common stock, no par value (“Common Stock”), of Zero Gravity Solutions, Inc. (the “Company”), solely for the purpose of informing you, as one of our shareholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that, upon approval by the Company’s Board of Directors (the “Board”) on December 3, 2015, the holders of a majority of the issued and outstanding shares of Common Stock (the “Majority Shareholders”) have executed a written consent approving the corporate actions described herein (the “Written Consent”). The Record Date for determining the shareholders entitled to receive this Information Statement was November 30, 2015, at which time the Company had 36,377,597 shares of Common Stock, no par value, issued and outstanding. The Common Stock represents the only voting securities of the Company.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 was filed with the SEC on April 1, 2015 (the “2014 Annual Report”) is available on our website at http://www.zerogsi.com/, under the “Investor Relations” tab, and the “Current Financials and Filings” subheading. The following questions and answers provide information about this Information Statement. All references to “we,” “us,” “our,” “the Company,” “ZGSI” or similar terms in this Information Statement refer to Zero Gravity Solutions, Inc. All references to “BAM Inc.” in this Information Statement refer to our subsidiary, BAM Agricultural Solutions, Inc. All references to “ZGLS” in this Information Statement refer to our subsidiary, Zero Gravity Life Sciences, Inc.

Why have I received these materials?

Pursuant to Section 14 of the Exchange Act, we are required to provide this Information Statement to all holders of our voting stock as of November 30, 2015 (the “Record Date”), to inform them that on December 3, 2015, the Majority Shareholders, by the Written Consent, took certain actions that normally require a meeting of shareholders, as permitted under our By-Laws and Nevada law.

This Information Statement is being provided to you because you are a holder of our Common Stock as of the Record Date. As of the Record Date, 36,377,597 shares of Common Stock were issued and outstanding and no shares of preferred stock were issued or outstanding.

What actions did the majority of shareholders approve or authorize?

The Majority Shareholders approved and/or authorized the following actions by the Written Consent:

1.	The election of Harvey Klebanoff (a/k/a Harvey Kaye), Patrick Kennedy, Michael T. Smith, Edward F. Cowle, Alexander M. Boies, Soumyo Sarkar and Glenn Stinebaugh as directors to serve on the Company’s Board of Directors for a one year term and until their respective successors are duly elected and qualified;
2.	The ratification of the appointment of Crowe GHP Horwath P.C., to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;
3.	The approval of the Company’s 2015 Equity Incentive Plan.

Under the rules of the SEC, the above actions cannot become effective until at least 20 days after this Information Statement has been distributed to the stockholders of the Company.

How many votes were needed for the approval or authorization of these actions?

Directors are elected by the shareholders. Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. The ratification of Crowe GHP Horwath P.C. as our independent registered public accounting firm, and the approval of the Company’s 2015 Equity Incentive Plan require the affirmative vote or written consent of a majority of the shares present in person or by proxy, or, if by written consent, a majority of those shares entitled to vote at a meeting of shareholders.

Is it necessary for me to do anything?

No. No other votes or written consents are necessary or required. Under the rules of the SEC, these actions cannot become effective until at least 20 days after this Information Statement has been distributed to the shareholders of the Company.

No Dissenter’s Right of Appraisal

The Company’s shareholders do not have dissenter’s rights of appraisal in connection with any matters discussed in this Information Statement.

Who is paying for this Information Statement?

We, the Company, are paying for the costs of preparing and mailing this Information Statement.

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF AN ANNUAL MEETING OF THE SHAREHOLDERS.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capital stock consisted of 200,000,000 shares of Common Stock, no par value, of which 36,377,597 shares of Common Stock, no par value, were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the Company’s shareholders. However, because the Majority Shareholders have voted in favor of the foregoing proposals by resolution dated December 3, 2015, and having sufficient voting power to approve such proposals through their ownership of Common Stock, no other shareholder consents will be solicited in connection with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of common stock by: (i) each director, (ii) each of the executive officers of the Company, (iii) all current directors and executive officers as a group, and (iv) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock.

The following table sets forth, as of November 30, 2015, the number of shares of Common Stock owned of record and beneficially by the named executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of common stock of the Company. Unless otherwise noted below, the address of each director and executive officer of the Company is 190 NW Spanish River Boulevard, Suite 101, Boca Raton, Florida 33431. There are no persons other than the directors and officers shown below who beneficially own more than 5% of the outstanding shares of Common Stock of the Company. The addresses for the greater than 5% stockholders are set forth in the footnotes to this table:

	Common Stock
	Number of Shares Beneficially Owned(1)		Percentage Outstanding(2)
Directors and Executive Officers
Edward F. Cowle	2,650,000		7.28%
Harvey “Kaye” Klebanoff	2,483,000	(3)	6.83%
Richard Godwin(8)	2,000,000		5.50%
Patrick Kennedy	1,986,666		5.46%
Michael Smith	1,350,000	(5)	3.65%
Soumyo Sarkar	940,000	(6)(9)	2.56%
Glenn Stinebaugh	550,000	(4)	1.51%
Timothy A. Peach	300,000	(7)	0.82%
Alexander M. Boies	—	(6)	—
All directors and named executive Officers as a group (9 persons)	12,259,666		32.69%
5% Shareholders
John W. Kennedy(8)	7,000,000		19.24%
Deworth Williams(8)	2,615,000		7.19%

(1)	The Company believes that each stockholder has sole voting and investment power with respect to the shares of common stock listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the SEC, and the information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes (i) any shares as to which the person has sole or shared voting power or investment power and (ii) any shares which the individual has the right to acquire within 60 days after November 30, 2015 through the exercise of any stock option, warrant, conversion of preferred stock or other right, but such shares are deemed to be outstanding only for the purposes of computing the percentage ownership of the person that beneficially owns such shares and not for any other person shown in the table. The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of common stock.

(2)	Based on 36,377,597 shares of common stock issued and outstanding as of November 30, 2015
(3)	The 2,483,000 shares of our common stock include 983,000 shares of our common stock owned of record by Mr. Kaye and 1,500,000 shares of our common stock owned of record by Ms. Helen Klebanoff, Mr. Kaye’s wife.
(4)	The 1,350,000 shares of our common stock are made up of (i) 700,000 shares of common stock held of record by Mr. Smith, (ii) warrants exercisable into 200,000 shares of our common stock at $0.50 per share, and (ii) warrants exercisable into 350,000 shares of our common stock at $3.00 per share.
(5)	The 550,000 shares of our common stock includes 500,000 shares of our common stock owned of record by Mr. Stinebaugh and a warrant exercisable into 50,000 shares of our common stock at $0.50 per share.
(6)	Alexander M. Boies and Soumyo Sarkar joined our Board on November 30, 2015. In exchange for their service on the Board, each of Mr. Boies and Mr. Sarkar received warrants to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.00, which are not included in the above analysis as the warrants were issued on December 2, 2015.
(7)	The 300,000 shares of our common stock includes 100,000 shares of our common stock owned of record by Mr. Peach and a warrant exercisable into 200,000 shares of our common stock at $0.50 per share.
(8)	Each of John W. Kennedy, Richard Godwin, and Deworth Williams were members of our Board of Directors until their resignations in December 2015.
(9)	The 940,000 shares of our common stock includes 620,000 shares of our common stock owned of record by Mr. Sarkar and warrants exercisable into 320,000 shares of our common stock at $2.00 per share.

DIRECTORS AND EXECUTIVE OFFICERS

The names and ages of our Directors and Executive Officers are set forth below. Our By-Laws provide for not less than one and not more than seven Directors. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board.

Name	Year of Birth	Position
Harvey “Kaye” Klebanoff	1940	Chairman of the Board of Directors of the Company
Alexander M. Boies	1985	Director of the Company
Edward F. Cowle	1956	Director of the Company
Richard Godwin	1955	President, Chief Executive Officer of ZGLS
Patrick Kennedy	1941	Director and Vice President of Agricultural Business Development of the Company
Timothy A. Peach	1951	Chief Financial Officer of the Company
Soumyo Sarkar	1957	Director of the Company
Michael T. Smith	1943	Director of the Company
Glenn A. Stinebaugh	1946	Director, President, and Acting Chief Executive Officer of the Company; President and Chief Executive Officer of BAM Inc.

Harvey “Kaye” Klebanoff, Chairman of the Board of Directors of the Company

Mr. Kaye has served as our Chairman since the Company’s inception as its current form in December of 2012. From March 2009 to January 2012, Mr. Kaye was founder, Chairman, Chief Executive Officer and President of Latitude Solutions, Inc. Latitude Solutions, Inc., a publicly traded holding company for several subsidiaries, provided products, processes and services for contaminated water applications. Prior to founding Latitude Solutions, Mr. Kaye was Chief Executive Officer and President of Gulfstream Capital, L.C., a merchant banking, consulting and financial advisory organization, which provided advisory and corporate finance, services to both public and private companies. Gulfstream has acted in a merchant banking, financial advisory and strategic planning capacity for numerous corporations, both public and private. Mr. Kaye has a BS in business from Temple University. Harvey Kaye also serves as a director of Angstrom Technologies, Inc.

Mr. Kaye is well qualified to serve as the Chairman of Board due to his extensive experience in the management and operation of public and private companies, both large and small, and his previous leadership experience as an entrepreneur, investment banker, chairman, chief executive officer and director.

Alexander M. Boies, Director of the Company

Mr. Boies has been a Director of the Company since December 2015. Mr. Boies currently employed as an associate at the Boies, Schiller & Flexner LLP law firm in New York, NY, where he works with a wide range of clients on complex litigation matters. He was part of the legal team that won a $663M judgment against a guardrail maker in a Qui Tam trial. Mr. Boies began working at Boies, Schiller & Flexner LLP as a summer associate in 2014 and commenced full-time employment in October 2015. From August 2012 until May 2015, Mr. Boies was enrolled as a full-time student at New York University — School of Law. During the summer of 2013, Mr. Boies interned at Legal Aid Society in their Bronx, New York — Housing Courthouse office. After graduating from the University of Michigan, Ann Arbor, with a B.S. in statistics, Mr. Boies was employed by Livingston Securities, LLC from February 2010 until May 2012, wherein he assisted with a number of private placements and IPOs, until Mr. Boies resigned in order to pursue his legal degree. Additionally, Mr. Boies participated in the management of Hawk and Horse Vineyards, a California company owned and operated by his family since 2001. Mr. Boies also was the Executive Producer on the film, “Escape Plan.” Mr. Boies brings a wide range of legal and financial skills and diverse set of experiences to the Board.

Edward F. Cowle, Director of the Company

Mr. Cowle has been a Director of the Company since December 2012. Mr. Cowle has been a director and former CEO of US Rare Earths, Inc. (Delaware), a company that U.S. Rare Earths, Inc. (Nevada) acquired in August 2011, and its predecessor Thorium Energy, Inc., since 2007. USRE is an exploration and development company with rare earth and thorium deposits in Idaho and Montana. Mr. Cowle was a founder, and remains a Director, and principal of Laser Technology, Inc., which produces laser based law enforcement speed guns. Mr. Cowle has also worked closely with the Office of Industrial Liaison at New York University Medical School, investing in and incubating several technologies. Mr. Cowle structured a licensing deal with C. R. Bard for a start-up company that he co-founded with Temple University Office of Technology Development and Commercialization. He was a founding shareholder and investor in Biophan Technology and worked closely with management to develop business, financing, and investor awareness. The company subsequently licensed and sold its technology to Boston Scientific and Medtronic and the core products are currently being sold to the medical community. Mr. Cowle was a founder of Golf Technologies, Inc., the owner and manufacturer of the “Snake Eyes” brand of golf equipment and apparel. The company was bought by Golfsmith who currently sells the Snake Eyes line of products. Mr. Cowle formerly served as Senior Vice President Investments — Paine Webber and Co. and Vice President-Bear Stearns and Co. He graduated from Fairleigh Dickinson University in 1978 with a BA in English and American studies.

We believe Mr. Cowle is well qualified to serve as a member of the Board due to his extensive experience starting, financing and advising successful small businesses and the financial acumen he gained from his experience serving in the financial industry.

Richard Godwin, President and Chief Executive Officer of ZGLS

Richard Godwin has been President and CEO of ZGLS since 2014. ZGLS takes lead on all company R&D for both our Directed Selection work with NASA and ESA, as well as continuing ongoing R&D for our BAM products before handoff to the new BAM Inc. subsidiary. ZGLS also is responsible for the development of short, medium and long-term revenue new products being developed utilizing our substantial patent and IP stable, something that Mr. Godwin has been managing for the past two years within ZGSI. Mr. Godwin was a Director of the Company from 2012 to 2015 and its former CEO and President, serving from 2012 to 2014. Prior to 2012, Mr. Godwin was President of Third Millennium Affiliates, a technology development company where his primary clients were as business development specialist and consultant for SpaceX Corporation of Hawthorne CA’s new DragonLab spacecraft and as President of AlumiGen a privately held energy company created by Dr. Robert Hirsch, previously a senior manager at the DoE and senior adviser to SAIC and the RAND Corporation. For the past 21 years Mr. Godwin has also held the long time position of President of Collectors Guide Publishing and Apogee Books, a Canadian book publisher based in Toronto. He has 35 years’ experience in managing new companies in Europe, the United States and Canada.

Patrick Kennedy, Director and Vice President of Agricultural Business Development of the Company

Mr. Kennedy has been with ZGSI in his current positions since its inception in its current form in December 2012. Mr. Kennedy is also a consultant, currently managing public relations coordination, data, websites and collateral material for The Williams Investment Companies. From May 2000 to June 2007 Mr. Kennedy was the President of American Natural Technology Sciences, Inc. Mr. Kennedy has forty-five years of business experience involving a wide range of skills, including business development, trade, finance, marketing and sales. He has negotiated, marketed and consummated over one billion dollars of sales volume. Patrick possesses valuable industry contracts and has been directly responsible for negotiations and structuring of marketing and product distribution. From 1977 to 2000 Mr. Kennedy successfully owned and operated oil companies. Patrick also serves as director of Axtel Scientific, Inc. and Mitigation of Disease, Inc. He previously served as director of Digital Stream, Inc.

We believe that Mr. Kennedy is well qualified to serve as a member of the Board due to his extensive understanding of business development and marketing, as well as his significant experience working in and with businesses, large and small.

Timothy A. Peach, Chief Financial Officer of the Company

Mr. Peach has served as the Company’s Chief Financial Officer since February 2015. From 2008 until 2014, Mr. Peach served as Chief Financial Officer, Executive Vice President, and Vice President of Finance of Oncure Medical Corp., a radiation oncology treatment center management company located in Englewood, CO. From 2004 until 2008, Mr. Peach served as Chief Financial Officer and Vice President of Finance for VISTA International Technologies, Inc., a waste to energy technology company. He served as an SEC and compliance consultant to growing companies from 2003 – 2004 and was the Vice President Finance and Chief Accounting Officer/Controller at Convergent Group Corp. from 1998 until 2002. Prior to 2002, he earned his CPA at PricewaterhouseCoopers and held a variety of senior financial and advisory positions at Executive Telecard, Ltd., Kaire International and Telectronics Pacing Systems, Inc. Mr. Peach received his MBA from the University of Pittsburgh. Our Board believes Mr. Peach’s qualifications to serve as our Chief Financial Officer include his extensive financial and operations experience earned in both early stage and established companies.

Soumyo Sarkar, Director of the Company

Mr. Sarkar joined the Company’s Board of Directors in December 2015. Mr. Sarkar has served as Chief Executive Officer and Portfolio Manager of Sumit Capital LLC, an independent institutionally-orientated investment advisory firm since its founding in 2010. Founded in 2010, Sumit Capital is a New York based registered investment advisor. Prior to founding Sumit Capital, Mr. Sarkar was a Managing Director with Deutsche Bank and the Founder and Head of the Deutsche Bank Matched Book Arbitrage Group. He ran the Deutsche Bank Matched Book Arbitrage Group from 1995 – 2009. Prior to joining Deutsche Bank, Soumyo ran a similar strategy within Credit Suisse proprietary trading group from 1991 – 1995. Prior to Credit Suisse, Mr. Sarkar held various research and programming roles for over five years with Solomon Brothers, Merrill Lynch and Lehman Brothers. He has an MBA from the University of Iowa’s Tippie School of Management and a BTech from the BHU Institute of Technology in Varanasi, India. We believe Mr. Sarkar brings an extensive understanding of finance and wide range of experience to the Board.

Michael T. Smith, Director of the Company

Mr. Smith joined the Company’s Board of Directors in February 2015. He is the former Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, having served from October 1997 to May 2001. From 1985 until 1997 he served in a variety of capacities for Hughes, including Vice Chairman of Hughes Electronics, Chairman of Hughes Missile Systems and Chairman of Hughes Aircraft Company. Prior to joining Hughes, he spent nearly 20 years with General Motors Corporation in a variety of financial management positions. Mr. Smith is currently a director, Chair of the Nominating and Governance Committee and Audit Committee member of Teledyne Technologies Incorporated, which provides enabling technologies for industrial growth markets. He also serves as a director for WABCO Holdings, Inc., which provides electronic and electromechanical products for the automotive industry and FLIR Systems, Inc., which produces infrared cameras, thermal imaging software and temperature measurement devices. He previously served as a director of ATK Alliant Techsystems, Inc., an advanced weapon and space systems company, from 1997 to 2009, Anteon International Corporation, an information technology and systems engineering solutions company, from 2005 to 2006, Ingram Micro Corporation, a technology sales, marketing and logistics company from 2001 to 2014. Mr. Smith holds a B.A. Degree in Political Science from Providence College and an MBA from Babson College and served as an officer in the United States Army.

We believe Mr. Smith brings strong financial skills that are important in the understanding and oversight of our financial reporting and corporate governance matters, along with expertise in corporate governance, enterprise risk management and strategic planning, which we believe qualify him provide guidance as a Director to the Company.

Glenn A. Stinebaugh — Director, President and Acting Chief Executive Officer of the Company; President and Chief Executive Officer, BAM Inc.

Mr. Stinebaugh has served as our President and Acting Chief Executive Officer since November 2014 and Chief Executive Officer of BAM Inc., our subsidiary since October 2014. He became our Director in December 2015. Prior to this, he served as an Advisor to the Chairman of the Board of Zero Gravity Solutions, Inc. From February 2010 to August 2014 he was Managing Member of MGA Holdings, LLC, developing and initiating sustainable economic development and agricultural initiatives, domestically and internationally. From July 2007 to August 2014 Mr. Stinebaugh also served as Secretary for First America Equity Trust, a Real Estate Investment Trust developing renewable energy initiatives, with a focus on biomass-to-energy projects. From January 2002 to July 2007 Mr. Stinebaugh was Managing Member of Marketing Group of the Americas, LLC where he oversaw the development of strategic partnerships in the Americas, as well as, the development of market entry strategies for US-based agricultural, food and technology companies in their efforts to penetrate the Chile and South American markets. From January 1998 to December 2002, Mr. Stinebaugh was a Director of AMR Research, Inc., a Boston-based IT research firm.

Family Relationships

There are no family relationships among the directors and executive officers.

Legal Proceedings

Except as noted below, none of our officers, directors, promoters or control persons has had any of the following events occur:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time, except that (i) Mr. Kaye held an officer position (until January 2012) and a director position (until April 2012) in Latitude Solutions, Inc., which in November 2012 filed for bankruptcy protection, and (ii) Mr. Peach held an officer position in Oncure Medical Corp. (until June 2014), which filed for reorganization in June 2013 in connection with an acquisition of the company by new ownership.
•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses; or
•	being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; or
•	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; or
•	been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
º	any Federal or State securities or commodities law or regulation; or

º	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
º	any judicial or administrative proceeding resulting from involvement in mail or wire fraud or fraud in connection with any business entity.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers, directors and persons who own beneficially more than 10% percent of the Company’s outstanding common stock, file reports of ownership and changes in ownership and furnish the Company with copies of all Section 16(a) reports so filed. Based solely on a review of these reports filed with the SEC and certain written representations furnished to the Company, the Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended 2014.

Certain Relationships and Related Transactions

Except as described below, no related party has, since the beginning of our last fiscal, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, any of our directors or officers, any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock or any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Except as described herein (or within the section entitled Executive Compensation of this prospectus), none of the following parties (each a “Related Party”) has, in our fiscal years ended 2013 and 2014, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	any of our directors or officers;
•	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
•	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

The Company had previously received cash advances periodically beginning during the fiscal year ended 2006 from Mr. Deworth Williams, our former director, to pay its operating expenses. The Company accrued interest on the notes at 10%. The notes were unsecured and due on demand. On March 3, 2012, Mr. Williams forgave these loans and related accrued interest which totaled $413,753.

During the year ended December 31, 2012, Blue Cap Development Corp., which is fully owned by Mr. Williams, advanced $6,000 to the Company. The advance bears interest at 10%, was unsecured and due on demand. The outstanding note balance at December 31, 2013 was $6,000. The accrued interest balance at December 31, 2013 was $628. The outstanding balance was repaid in full during March 2014.

During the year ended December 31, 2013, the Williams Investment Company, which is fully owned by Mr. Williams, advanced $20,000 to the Company. The advance was non-interest bearing, unsecured and due on demand. The outstanding note balance at December 31, 2013 was $20,000. For the year ended December 31, 2013, the Company recorded $525 as imputed interest. The note was repaid in full during January 2014.

On August 29, 2013, the Williams Investment Company, which is fully owned by Mr. Williams, advanced $15,000 to the Company via verbal agreement to assist with the Company’s payroll needs. The advance bears interest at 10%, was unsecured and due on demand. The outstanding note balance at December 31, 2014 was $11,000 plus accrued interest of $2,064.

During the year ended December 31, 2013, the Company temporarily provided administrative services via verbal agreement to F&T Water Solutions, LLC, which is an affiliate of our Chairman, Mr. Harvey Kaye. As a result, the Company earned $3,015 during the year ended December 31, 2013.

In December 3, 2012, the Company entered into a Patent Acquisition Agreement by and between the Company’s predecessor company, ElectroHealing Technologies Inc., and our former director, John Wayne Kennedy (“JW Kennedy”) in which JW Kennedy agreed to assign certain patents applications and technology to the Company in exchange for 11,500,000 shares of common stock of the Company. JW Kennedy was not an affiliate of the Company at this time.

As required by the Patent Acquisition Agreement, on December 12, 2013, our former director, JW Kennedy, and current director and Mr. Patrick Kennedy, and the Company entered into a royalty agreement (the “Royalty Agreement”) having a term of 75 years, wherein the Company is required to pay royalty fees to Messrs. JW Kennedy and P. Kennedy, in the amount of (1) 5% of gross sales of the BAM-FX product (and related products), of which 3% will be paid to JW Kennedy and 2% to Patrick Kennedy, and/or (2) 10% of any license or sub-license of the product or related products, of which 6% will be paid to JW Kennedy and 4% to P. Kennedy. The Royalty Agreement also allows the Company to pay Messrs. JW Kennedy and P. Kennedy advance royalties as determined by the CEO of the Company, to be deducted from any future royalties due. For the year ended December 31, 2014, JW Kennedy and P. Kennedy earned $467, under the Royalty Agreement.

As of December 31, 2014, the Company has advanced a total of $50,356 to Messrs. JW Kennedy and P. Kennedy, our former and current director, respectively, which will offset future royalties to be earned under the Royalty Agreement to pay for legal fees related to the patent for the “Mitigation of Plant and Animal Diseases using Bioavailable Minerals.” The Company may utilize this patent in future and reserves the right to negotiate for this patent at a later date.

On March 13, 2015, the Company entered into a License and Royalty Agreement with JW Kennedy and P. Kennedy, our former and current director, respectively, in connection with the patent application relating to the Copper/Zinc Superoxide Dismutase (SOD) Formulation for the Treatment of Traumas Including Amyotrophic Lateral Sclerosis for manufacturing, commercial opportunities and/or supply and/or research for products which may be developed by the Company for fertilizers and for humans and animals such as remediation of radiation of astronauts and other oxidative stress conditions discovered in a micro/zero gravity environment. The Agreement has a term of 25 years and the Company has an obligation to pay royalty fees to Messrs. JW Kennedy and P. Kennedy, in the amount of (1) 5% of gross sales of commercial product developed and sold (and related products), of which 3% will be paid to JW Kennedy and 2% to P. Kennedy, and/or (2) 10% of any license or sub-license of the product or related products, of which 6% will be paid to JW Kennedy and 4% to P. Kennedy.

On March 10, 2015, the Company entered into a Consulting Agreement with Williams Investment Company and Deworth Williams, a former director of the Company. Under the Consulting Agreement, Williams will provide advice and recommendations to the Company with respect to investor relations, public relations and general corporate business development advice for a period of six months from the date of the Agreement. The Company paid $50,000 upon execution of the Agreements with additional payments of $150,000 due in equal installments on June 6, 2105 and August 6, 2015.

On July 16, 2015, Michael T. Smith, a member of the Company’s Board of Directors, made an unsecured loan (the “Loan”) to the Company in the principal face amount of $500,000. The Company issued Mr. Smith a promissory note bearing interest at the rate of 8.5% per annum, such interest being payable by the Company to Mr. Smith quarterly. The Loan shall be repaid in full by the Company, plus all unpaid interest, by July 16, 2016 (“Maturity Date”). Prepayment of all unpaid principal and interest may be made by the Company prior to the Maturity Date, without penalty or premium. As additional consideration for the Loan, Mr. Smith also received a five-year cashless warrants to purchase up to 350,000 shares of the Company’s common stock at an exercise price of $3.00 per share. The Company’s Board of Directors ratified the transaction on July 20, 2015 with Mr. Smith abstaining from voting on the matter.

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Board of Directors, together with our Amended Certificate of Incorporation, and Amended and Restated Bylaws form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC.

Our Board of Directors

Our Board currently consists of seven members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, Harvey Kaye, Patrick Kennedy, and Glenn Stinebaugh, would not be considered independent as they serve currently or have served as the officers of the Company within the past three years. Messrs. Ed Cowle, Michael Smith, Alexander Boies, and Soumyo Sarkar may be considered independent under this standard.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight.  Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Shareholder Communications — Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 190 NW Spanish River Boulevard, Suite 101, Boca Raton, Florida 33431, Attention: Legal. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Committees of the Board of Directors

Currently, we do not have any standing committees of the Board of Directors. Until such time as formal committees are established, our Board of Directors will perform some of the functions associated with a nominating committee and a compensation committee, including reviewing all forms of compensation provided to our executive officers, directors, consultants and employees, including stock compensation. The Board will also perform the functions of an audit committee until we establish a formal audit committee.

Shareholder Proposals

Our Amended and Restated Bylaws contains Article II, Section 5 which govern the submission of shareholder proposals:

Under our bylaws, for director nominations or other shareholder proposals to be considered properly brought before the meeting by a shareholder, such shareholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such shareholder’s written notice must be delivered to or mailed and received by the secretary of the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Company held its annual meeting in the immediately preceding year (which was December 3, 2015); provided, however, that in the case of an annual meeting of shareholders that is called for a date that is not within 30 calendar days before or after the first anniversary date of the annual meeting of shareholders in the immediately preceding year, any such written proposal of nomination must be received by the Board of Directors not less than 10 calendar days after the date the Company shall have mailed notice to its shareholders of the date that the annual meeting of shareholders will be held or the date the Company issued a press release or otherwise publicly disseminated notice that an annual meeting of shareholders will be held and the date of the meeting. To be in proper form, a shareholder’s notice to the secretary must set forth:

i.	the name and address of the shareholder who intends to make the nominations, propose the business, and, as the case may be, the name, age, address and principal occupation or employment of the person or persons to be nominated for the last five years or the nature of the business to be proposed;
ii.	a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting, the number of shares of capital stock of the Corporation beneficially owned within the meaning of the SEC Rule 13d-3 and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduced the business specified in the notice;
iii.	if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
iv.	such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board; and
v.	if applicable, the consent of each nominee to serve as director of the Company if so elected.

The chairman of the Board may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the above procedure.

Director Meetings

During the last fiscal year, the Board held 3 meetings. All directors attended at least 75% of the Board meetings that occurred during the 2014 fiscal year. Because we have not previously held an annual shareholders’ meeting, our Board has not adopted a formal policy with regard to director attendance at annual meetings of shareholders.

COMPENSATION OF THE DIRECTORS AND EXECUTIVE OFFICERS

Named Executive Officers

The following table sets forth the cash and other compensation paid by the Company to our named executive officers for the year ended December 31, 2013 and year ended December 31, 2014.

Name and Principal Position	Year	Salary		Stock Awards		Option Awards		Total
Harvey “Kaye” Klebanoff, Chairman and Director of the Company(1)	2013	$55,000	(4)	$—		$—		$55,000
	2014	$96,000	(4)	$—		$—		$96,000
Richard Godwin, President and CEO of ZGLS, Director of the Company(2)	2013	$60,000		$—		$—		$60,000
	2014	$96,000		$—		$—		$96,000
Glenn Stinebaugh President and CEO of the Company and BAM Inc.(3)	2014	$31,000		$250,000	(5)	$23,092	(5)	$304,092

(1)	Mr. Kaye served as President and Interim Chief Executive Officer of the Company from October 3, 2014 to November 21, 2014.
(2)	Mr. Godwin served as President and Chief Executive Officer of the Company during the entire fiscal year ended December 31, 2013 and until October 3, 2014, at which time he resigned from that role and was named President and Chief Executive Officer of our subsidiary, ZGLS.
(3)	On November 6, 2014, Mr. Stinebaugh was named the President and Chief Executive Officer of BAM Inc., and on November 21, 2014, he was named the President and Acting Chief Executive Officer of the Company.
(4)	Mr. Kaye’s salary was earned in connection with his overall service as Chairman of the Board, as President and Interim Chief Executive Officer for the period October 3, 2014 to November 21, 2014, and as Treasurer of the Company (until November 11, 2014). Mr. Kaye’s entire salary earned in 2013 was deferred, of which $40,000 was paid in 2014 and the remainder was paid in fiscal 2015.
(5)	Mr. Stinebaugh received 500,000 shares of the Company’s common stock upon his execution of an offer letter with the Company on September 29, 2014. Additional information is available in the “Narrative Discussion of Compensation Tables” below. For valuation considerations, please see Note 6 of the December 31, 2014 Notes to the Financial Statements, included in Item 8.
(6)	Mr. Stinebaugh received a five year warrant to purchase 50,000 shares of the Company’s common stock at $0.50 per share under an advisory agreement with the Company dated August 6, 2014. Additional information is available in the “Narrative Discussion of Compensation Tables” below. For valuation considerations, please see Note 6 of the December 31, 2014 Notes to the Financial Statements, included in Item 8.

Outstanding Equity Awards at December 31, 2014 Fiscal Year End

Name	Number of Securities underlying unexercised options exercisable		Number of Securities underlying unexercised options unexercisable	Option exercise or base price per share ($/Share)	Option Expiration Date
Glenn Stinebaugh	50,000	*	—	$0.50	August 19, 2019

Narrative Discussion of Compensation Tables

Employee Agreements and Current Compensation Rates for Named Executive Officers and Other Key Employees

There are currently no employment agreements in place for any named executive officers above and each serves at the will of our Board of Directors. As dictated by the Board, Mr. Harvey Kaye’s salary for fiscal year 2014 was $96,000 per annum and $55,000 per annum for 2013. Mr. Kaye’s entire salary earned in 2013 of $55,000 was deferred, of which $40,000 was paid in 2014 and the remainder was paid in fiscal 2015. As dictated by the Board, Mr. Godwin’s salary for fiscal year 2014 was $96,000 per annum and $60,000 per annum for 2013.

Mr. Stinebaugh initially entered into an advisory agreement with the Company, dated August 6, 2014, under which he was to serve as an advisor the Company for a term of one year, unless terminated by mutual agreement of the parties. Under the advisory agreement, Mr. Stinebaugh received $5,000 per month for an initial period of three months, and a five year warrant to purchase 50,000 shares of the Company’s common stock at $0.50 per share. This agreement was terminated by mutual agreement of the Company and Mr. Stinebaugh on September 29, 2014 via his execution of an offer letter, described below.

On November 6, 2014, Mr. Stinebaugh was named the President and Chief Executive Officer of BAM Inc., and on November 21, 2014, was named the President and Acting Chief Executive Officer of the Company. In connection to Mr. Stinebaugh’s employment with the Company, we entered into an offer letter with Mr. Stinebaugh, under which he receives $8,000 per month for his services to the Company, along with 500,000 shares of the Company’s common stock. Pursuant to this offer letter, the Company and Mr. Stinebaugh shall work in good faith to enter into an employment agreement securing Mr. Stinebaugh services. Once an employment agreement has been entered into, in connection to the Company naming Mr. Stinebaugh as the President and Acting Chief Executive Officer of the Company and by direction of the Board, Mr. Stinebaugh will receive an additional 500,000 shares of common stock of the Company. We hope to have this employment agreement completed by the end of the first quarter of 2016.

Employee Benefit and Incentive Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees as of the end of fiscal 2014. The Company adopted a Stock Incentive Plan for its employees in conjunction with this Information Statement and health care plan for its employees in October 2015 which does not discriminate in favor of our executive officers or directors in scope, terms or operation and is available generally to all salaried employees of the Company.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)		Total ($)
Harvey Kaye	$0	$0	$0	$96,000	(1)	$96,000
Deworth Williams	$0	$0	$0	$0		$0
Edward F. Cowle	$0	$0	$0	$0		$0
Richard Godwin	$0	$0	$0	$96,000	(2)	$96,000
John W. Kennedy	$0	$0	$0	$96,000	(3)	$96,000
Patrick Kennedy	$0	$0	$0	$106,000	(4)	$106,000
Michael Smith(5)	$0	$0	$0	$0		$0

(1)	Mr. Kaye’s salary was earned in connection with his service as Chairman of the Board, as President and Interim Chief Executive Officer for the period October 3, 2014 to November 21, 2014, and as Treasurer of the Company (until November 11, 2014).
(2)	Mr. Godwin’s salary was earned in connection with his service as President and CEO of the Company and ZGLS. He did not receive any amount for his service as a Director.
(3)	Mr. JW Kennedy’s salary of $96,000 was earned in connection with his service as Chief Science Officer of the Company. He did not receive any amount for his service as a Director.
(4)	Mr. P. Kennedy’s earned a salary of $76,000 in connection with his service as Vice President, Agribusiness Development of the Company and received advanced royalties in the amount of $30,000 pursuant to the Royalty Agreement, defined in Item 13. He did not receive any amount for his service as a Director.
(5)	Michael Smith joined the Board of Directors in February 2015 and did not receive any compensation in the fiscal year ended December 31, 2014.

There are no written compensation agreements in place regarding the payment to any director for their service as a director. In connection with Mr. Smith’s appointment to the Board in February 2015, he received 200,000 warrants for the purchase of shares of the Company’s common stock with an exercise price of $0.50 on February 10, 2015 having a fair value of $92,479.

Indemnification of Officers and Directors

Our bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by applicable law against all liability and loss suffered and expenses (including attorney’s fees) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities, provided that the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, unless such director or officer for negligence or misconduct in the performance of his or her duty to the Company. We shall be required to indemnify a director or officer in connection with an action or proceeding commenced by such director or officer only if the commencement of such action or proceeding by the director or officer was authorized in advance by the Board of Directors.

We have procured a Directors and Officers Insurance Policy with National Union Fire Insurance Company of Pittsburgh, PA with a $5,000,000 limit of liability.

ACTION ONE

ELECTION OF DIRECTORS

General

Our Majority Shareholders elected the seven director candidates named below. Our Board of Directors oversees the management of the Company on your behalf. The Board reviews our long-term strategic plans and exercises direct decision-making authority on key issues, such as the terms of material agreements. Our Board also appoints our officers, sets the scope of their authority to manage the Company’s day-to-day operations and evaluates their performance.

Although the Company’s management expects that each of the following nominees will be available to serve as a Director, in the event that any of them should become unavailable prior to being appointed, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual meeting of shareholders or until their successors are duly elected and qualified.

Directors Elected

Harvey “Kaye” Klebanoff	Mr. Kaye has served as our Chairman since the Company’s inception as its current form in December of 2012. From March 2009 to January 2012, Mr. Kaye was founder, Chairman, Chief Executive Officer and President of Latitude Solutions, Inc. Latitude Solutions, Inc., a publicly traded holding company for several subsidiaries, provided products, processes and services for contaminated water applications. Prior to founding Latitude Solutions, Mr. Kaye was Chief Executive Officer and President of Gulfstream Capital, L.C., a merchant banking, consulting and financial advisory organization, which provided advisory and corporate finance, services to both public and private companies. Gulfstream has acted in a merchant banking, financial advisory and strategic planning capacity for numerous corporations, both public and private. Mr. Kaye has a BS in business from Temple University. Harvey Kaye also serves as a director of Angstrom Technologies, Inc.

Mr. Kaye is well qualified to serve as the Chairman of Board due to his extensive experience in the management and operation of public and private companies, both large and small, and his previous leadership experience as an entrepreneur, investment banker, chairman, chief executive officer and director.
Alexander M. Boies	Mr. Boies has been a Director of the Company since December 2015. Mr. Boies currently employed as an associate at the Boies, Schiller & Flexner LLP law firm in New York, NY, where he works with a wide range of clients on complex litigation matters. He was part of the legal team that won a $663M judgment against a guardrail maker in a Qui Tam trial. Mr. Boies began working at Boies, Schiller & Flexner LLP as a summer associate in 2014 and commenced full-time employment in October 2015. From August 2012 until May 2015, Mr. Boies was enrolled as a full-time student at New York University — School of Law. During the summer of 2013, Mr. Boies interned at Legal Aid Society in their Bronx, New York — Housing Courthouse office. After graduating from the University of Michigan, Ann Arbor, with a B.S. in statistics, Mr. Boies was employed by Livingston Securities, LLC from February 2010 until May 2012, wherein he assisted with a number of private placements and IPOs, until Mr. Boies resigned in order to pursue his legal degree. Additionally, Mr. Boies participated in the management of Hawk and Horse Vineyards, a California company owned and operated by his family since 2001. Mr. Boies also was the Executive Producer on the film, “Escape Plan.” Mr. Boies brings a wide range of legal and financial skills and diverse set of experiences to the Board.

Edward F. Cowle	Mr. Cowle has been a Director of the Company since December 2012. Mr. Cowle has been a director and former CEO of US Rare Earths, Inc. (Delaware), a company that U.S. Rare Earths, Inc. (Nevada) acquired in August 2011, and its predecessor Thorium Energy, Inc., since 2007. USRE is an exploration and development company with rare earth and thorium deposits in Idaho and Montana. Mr. Cowle was a founder, and remains a Director, and principal of Laser Technology, Inc., which produces laser based law enforcement speed guns. Mr. Cowle has also worked closely with the Office of Industrial Liaison at New York University Medical School, investing in and incubating several technologies. Mr. Cowle structured a licensing deal with C. R. Bard for a start-up company that he co-founded with Temple University Office of Technology Development and Commercialization. He was a founding shareholder and investor in Biophan Technology and worked closely with management to develop business, financing, and investor awareness. The company subsequently licensed and sold its technology to Boston Scientific and Medtronic and the core products are currently being sold to the medical community. Mr. Cowle was a founder of Golf Technologies, Inc., the owner and manufacturer of the “Snake Eyes” brand of golf equipment and apparel. The company was bought by Golfsmith who currently sells the Snake Eyes line of products. Mr. Cowle formerly served as Senior Vice President Investments — Paine Webber and Co. and Vice President-Bear Stearns and Co. He graduated from Fairleigh Dickinson University in 1978 with a BA in English and American studies.

We believe Mr. Cowle is well qualified to serve as a member of the Board due to his extensive experience starting, financing and advising successful small businesses and the financial acumen he gained from his experience serving in the financial industry.
Patrick Kennedy	Mr. Kennedy has been with ZGSI in his current positions since its inception in its current form in December 2012. Mr. Kennedy is also a consultant, currently managing public relations coordination, data, websites and collateral material for The Williams Investment Companies. From May 2000 to June 2007 Mr. Kennedy was the President of American Natural Technology Sciences, Inc. Mr. Kennedy has forty-five years of business experience involving a wide range of skills, including business development, trade, finance, marketing and sales. He has negotiated, marketed and consummated over one billion dollars of sales volume. Patrick possesses valuable industry contracts and has been directly responsible for negotiations and structuring of marketing and product distribution. From 1977 to 2000 Mr. Kennedy successfully owned and operated oil companies. Patrick also serves as director of Axtel Scientific, Inc. and Mitigation of Disease, Inc. He previously served as director of Digital Stream, Inc.

We believe that Mr. Kennedy is well qualified to serve as a member of the Board due to his extensive understanding of business development and marketing, as well as his significant experience working in and with businesses, large and small.

Soumyo Sarkar	Mr. Sarkar joined the Company’s Board of Directors in December 2015. Mr. Sarkar has served as Chief Executive Officer and Portfolio Manager of Sumit Capital LLC, an independent institutionally-orientated investment advisory firm since its founding in 2010. Founded in 2010, Sumit Capital is a New York based registered investment advisor. Prior to founding Sumit Capital, Mr. Sarkar was a Managing Director with Deutsche Bank and the Founder and Head of the Deutsche Bank Matched Book Arbitrage Group. He ran the Deutsche Bank Matched Book Arbitrage Group from 1995 – 2009. Prior to joining Deutsche Bank, Soumyo ran a similar strategy within Credit Suisse proprietary trading group from 1991 – 1995. Prior to Credit Suisse, Mr. Sarkar held various research and programming roles for over five years with Solomon Brothers, Merrill Lynch and Lehman Brothers. He has an MBA from the University of Iowa’s Tippie School of Management and a BTech from the BHU Institute of Technology in Varanasi, India. We believe Mr. Sarkar brings an extensive understanding of finance and wide range of experience to the Board.
Michael T. Smith	Mr. Smith joined the Company’s Board of Directors in February 2015. He is the former Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, having served from October 1997 to May 2001. From 1985 until 1997 he served in a variety of capacities for Hughes, including Vice Chairman of Hughes Electronics, Chairman of Hughes Missile Systems and Chairman of Hughes Aircraft Company. Prior to joining Hughes, he spent nearly 20 years with General Motors Corporation in a variety of financial management positions. Mr. Smith is currently a director, Chair of the Nominating and Governance Committee and Audit Committee member of Teledyne Technologies Incorporated, which provides enabling technologies for industrial growth markets. He also serves as a director for WABCO Holdings, Inc., which provides electronic and electromechanical products for the automotive industry and FLIR Systems, Inc., which produces infrared cameras, thermal imaging software and temperature measurement devices. He previously served as a director of ATK Alliant Techsystems, Inc., an advanced weapon and space systems company, from 1997 to 2009, Anteon International Corporation, an information technology and systems engineering solutions company, from 2005 to 2006, Ingram Micro Corporation, a technology sales, marketing and logistics company from 2001 to 2014. Mr. Smith holds a B.A. Degree in Political Science from Providence College and an MBA from Babson College and served as an officer in the United States Army.

We believe Mr. Smith brings strong financial skills that are important in the understanding and oversight of our financial reporting and corporate governance matters, along with expertise in corporate governance, enterprise risk management and strategic planning, which we believe qualify him provide guidance as a Director to the Company.

Glenn A. Stinebaugh	Mr. Stinebaugh has served as our President and Acting Chief Executive Officer since November 2014 and Chief Executive Officer of BAM Inc., our subsidiary since October 2014. He became our Director in December 2015. Prior to this, he served as an Advisor to the Chairman of the Board of Zero Gravity Solutions, Inc. From February 2010 to August 2014 he was Managing Member of MGA Holdings, LLC, developing and initiating sustainable economic development and agricultural initiatives, domestically and internationally. From July 2007 to August 2014 Mr. Stinebaugh also served as Secretary for First America Equity Trust, a Real Estate Investment Trust developing renewable energy initiatives, with a focus on biomass-to-energy projects. From January 2002 to July 2007 Mr. Stinebaugh was Managing Member of Marketing Group of the Americas, LLC where he oversaw the development of strategic partnerships in the Americas, as well as, the development of market entry strategies for US-based agricultural, food and technology companies in their efforts to penetrate the Chile and South American markets. From January 1998 to December 2002, Mr. Stinebaugh was a Director of AMR Research, Inc., a Boston-based IT research firm.

Effective Date

The above named persons will be elected to our Board of Directors effective 20 days after the mailing date of this information statement.

Vote Required; Manner of Approval

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors. Section 78.320 of the Nevada Revised Statutes and Section 2.11 of the Company’s Amended and Restated Bylaws permit any corporate action, upon which a vote of shareholders is required or permitted, to be taken without a meeting, provided that written consents are received from shareholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Since 51.2% of our outstanding voting stock on the Record Date delivered a written consent on December 3, 2015, no further vote, approval or consent of shareholders is required to approve or authorize this action.

ACTION TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Crowe GHP Horwath P.C. (“Crowe”), has been selected to serve as our independent registered public accounting firm for the fiscal year ended 2015, unless our Board of Directors subsequently determines that a change is desirable.

Transition from Previous Accountant to Crowe.

On October 26, 2015, the Company notified Sadler, Gibb & Associates, LLC (“Sadler Gibb”), its independent registered public accounting firm for the fiscal year ended 2013 and 2014, that it was terminating its engagement letter with the Company and dismissing Sadler Gibb as its independent registered public accounting firm effective immediately.

During the years ended December 31, 2013 and December 31, 2014 and subsequent interim period through October 26, 2015 (the “Review Period”), there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Sadler Gibb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sadler Gibb, would have caused Sadler Gibb to make reference on the subject matter of the disagreements in its reports. None of Sadler Gibb’s audit reports for the years ended December 31, 2014 or 2013 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2013 and December 31, 2014 and through the subsequent interim period through October 26, 2015, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

On October 29, 2015, the Company engaged Crowe as its new independent registered public accounting firm effective as of that date. Crowe will audit the Company’s financial statements for the fiscal year ended December 31, 2015 and will conduct reviews of the Company’s unaudited quarterly financial statements on an ongoing basis beginning with the financial statements for the quarter ended September, 30, 2015.

During the Review Period, neither the Company nor anyone on its behalf consulted with Crowe with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Crowe concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (2) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Action

While shareholder ratification is not required for the selection of Crowe GHP Horwath P.C., as our independent registered public accounting firm, the selection was ratified solely with a view toward soliciting the shareholders’ opinion on the matter, which opinion will be taken into consideration by the Board of Directors in its future deliberations.

Vote Required; Manner of Approval

The ratification of the appointment of Crowe GHP Horwath P.C., as our independent registered public accounting firm, where required or permitted, requires the vote of a majority of the shares present in person or by proxy or, if by written consent, a majority of the shares entitled to vote at a meeting of shareholders. Section 78.320 of the Nevada Revised Statutes and Section 2.11 of the Company’s Amended and Restated Bylaws, as amended permit any corporate action, upon which a vote of shareholders is required or permitted, to be taken without a meeting, provided that written consents are received from shareholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Accordingly, the ratification of the appointment of Crowe GHP Horwath P.C., as our independent registered public accounting firm may be effected by a written consent executed by shareholders representing at least a majority of our outstanding stock entitled to vote. Since 51.2% of our outstanding voting stock on the Record Date delivered a written consent on December 3, 2015, ratifying this appointment, no further vote, approval or consent of shareholders is required to approve or authorize this action.

Audit Fees and Services

The Company’s Board of Directors does not have an Audit Committee.

The following table sets forth the aggregate fees billed to us for the years ended December 31, 2014 and December 31, 2013 by Sadler, Gibb & Associates, LLC, our independent auditors for each of those years (no fees were paid to Crowe for each of those years):

	2014	2013
Audit Fees	$22,500	$12,500
Audit-Related Fees	—	—
Tax Fees	1,125	—
Other Fees	—	—
Totals	$23,625	$12,500

Audit fees represent amounts billed for professional services rendered for the audit of our annual financial statements.

Audit-related fees represent professional services rendered for assurance and related services by the accounting firm that are reasonably related to the performance of the audit or review of our financial statements that are not reported under audit fees. Our Board of Directors is of the opinion that the Audit-Related Fees charged by Sadler Gibb Certified Public Accountants were consistent with Sadler Gibb Certified Public Accountants maintaining its independence from us.

Tax fees represent professional services rendered by the accounting firm for tax compliance.

All other fees represent fees billed for products and services provided by the accounting firm, other than the services reported for the other three categories.

The Board of Directors acts as the audit committee of the Company and approves all auditing services and the terms thereof and non-audit services (other than non-audit services published under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Pubic Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

ACTION THREE

APPROVAL AND AUTHORIZATION OF THE COMPANY’S 2015 EQUITY INCENTIVE PLAN

The Board of Directors and the Majority Shareholders have approved the 2015 Equity Incentive Plan (the “2015 Plan”) in the form attached hereto as Appendix A.

The purpose of the 2015 Plan is to (i) assist the Company and its affiliates in the recruitment and retention of persons with ability and initiative, (ii) provide an incentive to such persons to contribute to the growth and success of the Company’s businesses by affording such persons equity participation in the Company and (iii) associate the interests of such persons with those of the Company and its affiliates and shareholders.

Vote Required; Manner of Approval

The approval of the 2015 by shareholders, requires the vote of a majority of the shares present in person or by proxy or, if by written consent, a majority of the shares entitled to vote at a meeting of shareholders. Section 78.320 of the Nevada General Corporation Law and Section 2.11 of the Company’s Amended and Restated Bylaws permit any corporate action, upon which a vote of shareholders is required or permitted, to be taken without a meeting, provided that written consents are received from shareholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Since 51.2% of our outstanding voting stock on the Record Date delivered a written consent on December 3, 2015, ratifying this appointment, no further vote, approval or consent of shareholders is required to approve or authorize this action.

General Provisions of the 2015 Plan

The Board of Directors shall have the sole authority to implement, interpret, and/or administer the 2015 Plan unless the Board delegates (i) all or any portion of its authority to implement, interpret, and/or administer the 2015 Plan to a committee of the Board, or (ii) the authority to grant and administer awards under the 2015 Plan to non-executive officers of the Company to an officer of the Company.

The 2015 Plan relates to the issuance of up to 4,000,000 shares of common stock, subject to adjustment as described below, and shall be effective for ten (10) years, unless earlier terminated. No single participant under the 2015 Plan may receive more than 25% of all options awarded in a single year.

Any employee of the Company or an affiliate, a director, or a consultant to the Company or an affiliate may be an “Eligible Person” under the 2015 Plan. The 2015 Plan provides Eligible Persons the opportunity to participate in the enhancement of shareholder value by the award of options and common stock, granted as stock bonus awards, restricted stock awards, deferred share awards and performance-based awards, under the 2015 Plan. This further provides for the Company to make payment of bonuses and/or consulting fees to certain Eligible Persons in options and common stock, or any combination thereof.

Certain options to be granted to employees under the 2015 Plan are intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), while other options granted under the 2015 Plan will be nonqualified options not intended to qualify as ISOs (“Nonqualified Options”), either or both as provided in the agreements evidencing the options described.

Stock Options

The Board of Directors, or the appointed committee, shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the 2015 Plan who are to receive options under the 2015 Plan, (ii) to determine the number of shares of common stock to be covered by such options and the terms thereof, (iii) to determine the type of option granted (ISO or Nonqualified Option), and (iv) to determine other such details concerning the vesting, termination, exercise, transferability and payment of such options. The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the 2015 Plan, the committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the 2015 Plan, to interpret the 2015 Plan, to prescribe and amend the terms of the option agreements and to make all other determinations deemed necessary or advisable for the administration of the 2015 Plan.

The exercise price per share for common stock of options granted under the 2015 Plan shall be determined by the Committee, but in no case shall be less than one hundred percent (100%) of the fair market value of the common stock (determined in accordance with the 2015 Plan at the time the option is granted), provided that, with respect to ISOs granted to a person who holds ten percent (10%) or more of the total combined voting power of all classes of stock of the Company, the exercise price per share for common stock shall not be less than 110% of the fair market value of the common stock. The fair market value of the common stock with respect to which ISOs may be exercisable for the first time by any Eligible Person during any calendar year under all such plans of the Company and its affiliates shall not exceed $100,000, or such other amount provided in Section 422 of the Code.

Bonus and Restricted Stock Awards

The Board of Directors, or the applicable committee, may, in its sole discretion, grant awards of common stock in the form of bonus awards and restricted stock awards. Each stock award agreement shall be in such form and shall contain such terms and conditions as the Board, or the committee, deems appropriate. The terms and conditions of each stock award agreement may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate stock award agreements need not be identical.

Deferred Stock Awards

The Board of Directors, or the committee, may authorize grants of shares of common stock to be awarded at a future date upon such terms and conditions as the Board, or the committee, may determine. Such awards shall be conferred upon the Eligible Person as consideration for the performance of services and subject to the fulfillment of specified conditions during the deferral period. Each deferred stock award agreement shall be in such form and shall contain such terms and conditions as the Board, or the committee, deems appropriate. The terms and conditions of each deferred stock award agreement may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate deferred stock award agreements need not be identical.

Performance Share Awards

The Board of Directors, or the committee, may authorize grants of shares of common stock to be awarded upon the achievement of specified performance objectives, upon such terms and conditions as the Board, or the committee, may determine. Such awards shall be conferred upon the Eligible Person upon the achievement of specified performance objectives during a specified performance period, such objectives being set forth in the grant and including a minimum acceptable level of achievement and, optionally, a formula for measuring and determining the number of performance shares to be issued. Each performance share award agreement shall be in such form and shall contain such terms and conditions as the Board, or the committee, deems appropriate. The terms and conditions of each performance share award may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate performance share award agreements need not be identical.

Adjustments

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the common stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of common stock subject to outstanding options and other awards under the 2015 Plan and (ii) the number of and class of shares then reserved for issuance under the 2015 Plan and the maximum number of shares for which awards may be granted to an Eligible Person during a specified time period shall be appropriately and proportionately adjusted. The Board of Directors, or a committee, shall make such adjustments, and its determinations shall be final, binding and conclusive.

Change in Control

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while options or stock awards remain outstanding under the 2015 Plan, unless provisions are made in connection with such transaction for the continuance of the 2015 Plan and/or the assumption or substitution of such options or stock awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the stock option or stock award agreement, will terminate immediately as of the effective date of any such merger, consolidation or sale.

Federal Income Tax Consequences

Subject to other customary terms, the Company may, prior to certificating any common stock, deduct or withhold from any payment pursuant to a stock option or stock award agreement an amount that is necessary to satisfy any withholding requirement of the Company in which it believes, in good faith, is necessary in connection with U.S. federal, state, local or transfer taxes as a consequence of the issuance or lapse of restrictions on such common stock.

OTHER MATTERS

You should rely only on the information contained in this Information Statement to vote on the proposals herein. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in the Information Statement is accurate as of any date other than the date hereof, and the mailing of this Information Statement to our shareholders shall not create any implication to the contrary.

If you have any questions regarding the information discussed in this Information Statement, you should contact us at: Zero Gravity Solutions, Inc., 190 NW Spanish River Boulevard, Suite 101, Boca Raton, Florida 33431; Attn: Investor Relations.

If you have any questions with respect to voting your shares, or if you would like additional copies of this Information Statement, you should contact our transfer agent at V-Stock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

FOR MORE INFORMATION

We file quarterly and annual reports on Form 10-Q and Form 10-K, respectively, and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov).

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, is being provided with this Information Statement, and is incorporated herein by reference.

The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein, if any. Copies of such documents are available without charge upon written request to: Zero Gravity Solutions, Inc., 190 NW Spanish River Boulevard, Suite 101, Boca Raton, Florida 33431; Attn: Investor Relations.

HOUSEHOLDING INFORMATION

As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our Annual Report to shareholders or this Information Statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the Annual Report or Information Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of our 2014 Annual Report or Information Statement may request delivery of a single copy. Such a request must be directed to our transfer agent by mail to V-Stock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

December 14, 2015	By Order of the Board of Directors
Glenn Stinebaugh Chief Executive Officer

APPENDIX A

ZERO GRAVITY SOLUTIONS, INC.

2015 STOCK INCENTIVE PLAN

1. Purpose

Zero Gravity Solutions, Inc.’s 2015 Stock Incentive Plan is intended to promote the best interests of Zero Gravity Solutions, Inc. and its stockholders by (i) assisting the Corporation and its Affiliates in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Corporation’s businesses by affording such persons equity participation in the Corporation and (iii) associating the interests of such persons with those of the Corporation and its Affiliates and stockholders.

2. Definitions

As used in this Plan the following definitions shall apply:

A.	“Affiliate” means (i) any Subsidiary, (ii) any Parent, (iii) any corporation, or trade or business (including, without limitation, a partnership, limited liability company or other entity) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates, and (iv) any other entity in which the Corporation or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.
B.	“Award” means any Option or Stock Award granted hereunder.
C.	“Board” means the Board of Directors of the Corporation.
D.	“Code” means the Internal Revenue Code of 1986, and any amendments thereto.
E.	“Committee” means the Board or any Committee of the Board to which the Board has delegated any responsibility for the implementation, interpretation or administration of this Plan.
F.	“Common Stock” means the common stock, $0.001 par value, of the Corporation.
G.	“Consultant” means (i) any person performing consulting or advisory services for the Corporation or any Affiliate, or (ii) a director of an Affiliate.
H.	“Corporation” means Zero Gravity Solutions, Inc., a Nevada corporation.
I.	“Corporation Law” means the Nevada Revised Statutes, as the same shall be amended from time to time.
J.	“Date of Grant” means the date that the Committee approves an Option grant; provided, that all terms of such grant, including the amount of shares subject to the grant, exercise price and vesting are defined at such time.
K.	“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7.D of this Plan.
L.	“Deferred Shares” means an award pursuant to Section 7.D of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.
M.	“Director” means a member of the Board.
N.	“Eligible Person” means an employee of the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), a Director or a Consultant to the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan).
O.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
P.	“Fair Market Value” means, on any given date, the current fair market value of the shares of Common Stock as determined as follows:

(i)	If the Common Stock is traded on a national securities exchange, the closing price for the day of determination as quoted on such market or exchange, including the NASDAQ Global Market or NASDAQ Capital Market, which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or
(iii)	In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith.
Q.	“Family Member” means a parent, child, spouse or sibling.
R.	“Incentive Stock Option” means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.
S.	“Nonqualified Stock Option” means an Option (or portion thereof) which is not intended or does not for any reason qualify as an Incentive Stock Option.
T.	“Option” means any option to purchase shares of Common Stock granted under this Plan.
U.	“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations (other than the Corporation) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.
V.	“Participant” means an Eligible Person who (i) is selected by the Committee or an authorized officer of the Corporation to receive an Award and (ii) is party to an agreement setting forth the terms of the Award, as appropriate.
W.	“Performance Agreement” means an agreement described in Section 8 of this Plan.
X.	“Performance Objectives” means the performance objectives established by the Committee pursuant to this Plan for Participants who have received grants of Awards. Performance Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, division, department or function within the Corporation or Affiliate in which the Participant is employed or has responsibility. Any Performance Objectives applicable to Awards to the extent that such an Award is intended to qualify as “Performance Based Compensation” under Section 162(m) of the Code shall be limited to specified levels of or increases in the Corporation’s or a business unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, sales growth, gross margin return on investment, increase in the Fair Market Price of the shares, net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets. The Awards intended to qualify as “Performance Based Compensation” under Section 162(m) of the Code shall be pre-established in accordance with applicable regulations under Section 162(m) of the Code and the determination of attainment of such goals shall be made by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation (including an event described in Section 9), or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made to an Award intended to qualify as “Performance Based Compensation” under Section 162(m) of the Code unless the

Committee determines that such modification will not result in loss of such qualification or the Committee determines that loss of such qualification is in the best interests of the Corporation.
Y.	“Performance Period” means a period of time established under Section 8 of this Plan within which the Performance Objectives relating to a Stock Award are to be achieved.
Z.	“Performance Share” means an award pursuant to Section 8 of this Plan of the right to receive shares of Common Stock upon the achievement of specified Performance Objectives.
AA.	“Plan” means this Zero Gravity Solutions, Inc., 2015 Stock Incentive Plan.
BB.	“Repricing” means, other than in connection with an event described in Section 9 of this Plan, (i) lowering the exercise price of an Option after it has been granted or (ii) canceling an Option at a time when the exercise price exceeds the then-Fair Market Value of the Common Stock in exchange for another Option.
CC.	“Restricted Stock Award” means an award of Common Stock under Section 7.B.
DD.	“Securities Act” means the Securities Act of 1933, as amended.
EE.	“Stock Award” means a Stock Bonus Award, Restricted Stock Award, Stock Appreciation Right, Deferred Shares, or Performance Shares.
FF.	“Stock Bonus Award” means an award of Common Stock under Section 7.A.
GG.	“Stock Award Agreement” means a written agreement between the Corporation and a Participant setting forth the specific terms and conditions of a Stock Award granted to the Participant under Section 7. Each Stock Award Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.
HH.	“Stock Option Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.
II.	“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.
JJ.	“Ten Percent Owner” means any Eligible Person owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of a Parent or Subsidiary. An individual shall, in accordance with Section 424(d) of the Code, be considered to own any voting stock owned (directly or indirectly) by or for such Eligible Person’s brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

3. Implementation, Interpretation and Administration

A.	Delegation to Board Committee. The Board shall have the sole authority to implement, interpret, and/or administer this Plan unless the Board delegates all or any portion of its authority to implement, interpret, and/or administer this Plan to a Committee. To the extent not prohibited by the Certificate of Incorporation or Bylaws of the Corporation, the Board may delegate all or a portion of its authority to implement, interpret, and/or administer this Plan to a Committee of the Board appointed by the Board and constituted in compliance with the applicable Corporation Law. The Committee shall consist solely of two (2) or more Directors who are (i) Non-Employee Directors (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Awards granted to Eligible Persons who are subject to Section 16 of the Exchange Act; (ii) to the extent required by the rules of the market on which the Corporation’s shares are traded or the exchange on which the Corporation’s shares are listed,

“independent” within the meaning of such rules; and (iii) at such times as an Award under this Plan by the Corporation is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards and administration of the Awards by a committee of “outside directors” is required to receive such relief), “outside directors” within the meaning of Section 162(m) of the Code.
B.	Delegation to Officers. The Committee may delegate to one or more officers of the Corporation the authority to grant and administer Awards to Eligible Persons who are not Directors or executive officers of the Corporation; provided that the Committee shall have fixed the total number of shares of Common Stock that may be subject to such Awards. No officer holding such a delegation is authorized to grant Awards to himself or herself. In addition to the Committee, the officer or officers to whom the Committee has delegated the authority to grant and administer Awards shall have all powers delegated to the Committee with respect to such Awards.
C.	Powers of the Committee. Subject to the provisions of this Plan, and in the case of a Committee appointed by the Board, the specific duties delegated to such Committee, the Committee (and the officers to whom the Committee has delegated such authority) shall have the authority:
(i)	To construe and interpret all provisions of this Plan and all Stock Option Agreements, Stock Award Agreements, Performance Agreements, or any other agreement under this Plan.
(ii)	To determine the Fair Market Value of Common Stock in the absence of an established market for the Common Stock.
(iii)	To select the Eligible Persons to whom Awards are granted from time to time hereunder.
(iv)	To determine the number of shares of Common Stock covered by an Award; to determine whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option; and to determine such other terms and conditions, not inconsistent with the terms of this Plan, of each such Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Stock Award, the time or times when Options or a Stock Award may be exercised or Common Stock issued thereunder, the vesting schedule of an Option, the right of the Corporation to repurchase Common Stock issued pursuant to the exercise of an Option or a Stock Award and other restrictions or limitations (in addition to those contained in this Plan) on the forfeitability or transferability of Options, Stock Awards or Common Stock issued upon exercise of an Option or pursuant to a Stock Award. Such terms may include conditions which shall be determined by the Committee and need not be uniform with respect to Participants.
(v)	To accelerate the time at which any Option or Stock Award may be exercised, or the time at which a Stock Award or Common Stock issued under this Plan may become transferable or non-forfeitable.
(vi)	To determine whether and under what circumstances an Option or Stock Award may be settled in cash, shares of Common Stock or other property under Section 6.H instead of in Common Stock.
(vii)	To waive, amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Award. Except as otherwise provided by this Plan, Stock Option Agreement, Stock Award Agreement or Performance Agreement or as required to comply with applicable law, regulation or rule, no amendment, cancellation or modification shall, without a Participant’s consent, adversely affect any rights of the Participant; provided, however, that (x) an amendment or modification that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant and (y) any other amendment or modification of any Stock Option Agreement, Stock Award Agreement or Performance Agreement that does not, in the opinion of the Committee, adversely affect any rights of any

Participant, shall not require such Participant’s consent. Notwithstanding the foregoing, the restrictions on the Repricing of Options, as set forth in this Plan, may not be waived.
(viii)	To prescribe the form of Stock Option Agreements, Stock Award Agreements, Performance Agreements, or any other agreements under this Plan; to adopt policies and procedures for the exercise of Options or Stock Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. Except for the due execution of the award agreement by both the Corporation and the Participant, the Award’s effectiveness will not be dependent on any signature unless specifically so provided in the award agreement.

The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided that the Committee may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Committee or in connection with the implementation, interpretation, and administration of this Plan shall be final, conclusive and binding on all persons having an interest in this Plan.

4. Eligibility

A.	Eligibility for Awards. Awards, other than Incentive Stock Options, may be granted to any Eligible Person selected by the Committee. Incentive Stock Options may be granted only to employees of the Corporation or a Parent or Subsidiary.
B.	Eligibility of Consultants. A Consultant shall be an Eligible Person only if the offer or sale of the Corporation’s securities would be eligible for registration on Form S-8 Registration Statement (or any successor form) because of the identity and nature of the service provided by such person, unless the Corporation determines that an offer or sale of the Corporation’s securities to such person will satisfy another exemption from the registration under the Securities Act and complies with the securities laws of all other jurisdictions applicable to such offer or sale. Accordingly, an Award may not be granted pursuant to this Plan for the purpose of the Corporation obtaining financing or for investor relations purposes.
C.	Substitution Awards. The Committee may make Awards under this Plan by assumption, in substitution or replacement of performance shares, phantom shares, stock awards, stock options or similar awards granted by another entity (including an Affiliate) in connection with a merger, consolidation, acquisition of property or stock or similar transaction. Notwithstanding any provision of this Plan (other than the maximum number of shares of Common Stock that may be issued under this Plan), the terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate.

5. Common Stock Subject to Plan

A.	Share Reserve and Limitations on Grants. The maximum aggregate number of shares of Common Stock that may be (i) issued under this Plan pursuant to the exercise of Options (without regard to whether payment on exercise of the Stock Option is made in cash or shares of Common Stock), (ii) issued pursuant to Stock Awards shall be 4,500,000 shares. The number of shares of Common Stock subject to the Plan shall be subject to adjustment as provided in Section 9. Notwithstanding any provision hereto to the contrary, shares subject to the Plan shall include shares forfeited in a prior year as provided herein. For purposes of determining the number of shares of Common Stock available under this Plan, shares of Common Stock withheld by the Corporation to satisfy applicable tax withholding obligations pursuant to Section 10 of this Plan shall be deemed issued under this Plan. No single participant may receive more than 25% of the total Options awarded in any single year.
B.	Reversion of Shares. If an Option or Stock Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock which were subject thereto shall become available for future grant under this Plan. Shares of Common Stock that have been actually issued under this Plan shall not be returned to the share reserve for future grants under this Plan; except that shares of Common Stock issued pursuant to a Stock Award which are forfeited to the Corporation or repurchased by the Corporation at the original purchase price of such shares, shall be returned to the share reserve for future grant under this Plan.
C.	Source of Shares. Common Stock issued under this Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation.

6. Options

A.	Award. In accordance with the provisions of Section 4, the Committee will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the exercise price of such Option, the vesting schedule applicable to such Option, the expiration date of such Option, events of termination of such Option, and any other terms of such Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.
B.	Option Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:
(i)	The exercise price per share for Common Stock subject to an Option shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.
(ii)	The exercise price per share for Common Stock subject to an Incentive Stock Option granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.
C.	Maximum Option Period. The maximum period during which an Option may be exercised shall be ten (10) years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the date of grant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant.
D.	Maximum Value of Options which are Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any Participant are exercisable for the first time during any calendar year (under all stock option plans of the Corporation or any Parent or Subsidiary) exceeds $100,000 (or such other amount provided in Section 422 of the Code), the Options shall not be deemed to be Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This section will be applied by taking Incentive Stock Options into account in the order in which they are granted.
E.	Nontransferability. Options granted under this Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. If the Stock Option Agreement so provides or the Committee so approves, a Nonqualified Stock Option may be transferred by a Participant through a gift or domestic relations order to the Participant’s family members to the extent such transfer complies with applicable securities laws and regulations and provided that such transfer is not a transfer for value (within the meaning of applicable securities laws and regulations). The holder of a Nonqualified Stock Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant, unless such obligation is to the Corporation itself or to an Affiliate.

F.	Vesting. Options will vest as provided in the Stock Option Agreement.
G.	Termination. Options will terminate as provided in the Stock Option Agreement.
H.	Exercise. Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock. The Participant may face certain restrictions on his/her ability to exercise Options and/or sell underlying shares when such Participant is potentially in possession of insider information. The Corporation will make the Participant aware of any formal insider trading policy it adopts, and the provisions of such insider trading policy (including any amendments thereto) shall be binding upon the Participant.
I.	Payment. Unless otherwise provided by the Stock Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee or if the Common Stock is traded on an established securities market, by payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer or by delivery of the Common Stock to the broker-dealer with an irrevocable commitment by the broker-dealer to forward the exercise price to the Corporation. With the consent of the Committee, payment of all or a part of the exercise price of an Option may also be made (i) by surrender to the Corporation (or delivery to the Corporation of a properly executed form of attestation of ownership) of shares of Common Stock that have been held for such period prior to the date of exercise as is necessary to avoid adverse accounting treatment to the Corporation, or (ii) any other method acceptable to the Committee. If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.
J.	Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Corporation.
K.	Disposition and Stock Certificate Legends for Incentive Stock Option Shares. A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Chief Financial Officer of the Corporation or is his/her absence, the Chief Executive Officer. The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Options issued under this Plan be endorsed with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO         , 20  , IN THE ABSENCE OF A WRITTEN STATEMENT FROM THE CORPORATION TO THE EFFECT THAT THE CORPORATION IS AWARE OF THE FACTS OF SUCH SALE OR TRANSFER.

The blank contained in this legend shall be filled in with the date that is the later of (i) one year and one day after the date of the exercise of such Incentive Stock Option or (ii) two years and one day after the grant of such Incentive Stock Option.

L.	No Repricing. In no event shall the Committee permit a Repricing of any Option without the approval of the stockholders of the Corporation.

7. Stock Awards

A.	Stock Bonus Awards. Stock Bonus Awards may be granted by the Committee. Each Stock Award Agreement for a Stock Bonus Award shall be in such form and shall contain such terms and conditions (including provisions relating to consideration, vesting, reacquisition of shares following termination, and transferability of shares) as the Committee shall deem appropriate. The terms and conditions of Stock Award Agreements for Stock Bonus Awards may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Stock Bonus Awards need not be identical.
B.	Restricted Stock Awards. Restricted Stock Awards may be granted by the Committee. Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions (including provisions relating to purchase price, consideration, vesting, reacquisition of shares following termination, and transferability of shares) as the Committee shall deem appropriate. The terms and conditions of the Stock Award Agreements for Restricted Stock Awards may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Restricted Stock Awards need not be identical. Vesting of any grant of Restricted Stock Awards may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares.
C.	Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon the recommendation of the Corporation’s management, and upon such terms and conditions as the Committee may determine in accordance with the following provisions:
(i)	Each grant shall constitute the agreement by the Corporation to issue or transfer shares of Common Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.
(ii)	Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.
(iii)	Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.
(iv)	During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.
(v)	Any grant, or the vesting thereof, may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares.
(vi)	Each grant shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan. The terms and conditions of the agreements for Deferred Shares may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Deferred Shares need not be identical.

8. Performance Shares

A.	The Committee may authorize grants of Performance Shares, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:
(i)	Each grant shall specify the number of Performance Shares to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.
(ii)	The Performance Period with respect to each Performance Share shall commence on the date established by the Committee and may be subject to earlier termination in the event of a change in control of the Corporation or similar transaction or event.
(iii)	Each grant shall specify the Performance Objectives that are to be achieved by the Participant.
(iv)	Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.
(v)	Each grant shall specify the time and manner of payment of Performance Shares that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.
(vi)	Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant.
(vii)	Any grant of Performance Shares may provide for the payment to the Participant of dividend or other distribution equivalents thereon in cash or additional shares of Common Stock on a current, deferred or contingent basis.
(viii)	If provided in the terms of the grant and subject to the requirements of Section 162(m) of the Code (in the case of awards intended to qualify for exception therefrom), the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.
(ix)	Each grant shall be evidenced by an agreement that shall be delivered to and accepted by the Participant, which shall state that the Performance Shares are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan. The terms and conditions of the agreements for Performance Shares may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Performance Shares need not be identical.
(x)	Until the achievement of the Performance Objectives and the resulting issuance of the Performance Shares, the Participant shall not have any rights as a stockholder in the Performance Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.

9. Changes in Capital Structure

A.	No Limitations of Rights. The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
B.	Changes in Capitalization. If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options and other Awards hereunder and (ii) the number of and class of shares then reserved for issuance under this Plan and the maximum number of shares for which Awards may be granted to a Participant during a specified time period shall be appropriately and proportionately adjusted. The conversion of convertible securities of the Corporation shall not be treated as effected “without receiving consideration.” The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.
C.	Merger, Consolidation or Asset Sale. If the Corporation is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while Options or Stock Awards remain outstanding under this Plan, unless provisions are made in connection with such transaction for the continuance of this Plan and/or the assumption or substitution of such Options or Stock Awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options and Stock Awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the Stock Option Agreement or Stock Award Agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.
D.	Limitation on Adjustment. Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or Stock Awards.

10. Withholding of Taxes

The Corporation or an Affiliate shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation or Affiliate in good faith believes is imposed upon it in connection with U.S federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option or Stock Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements; (ii) tender back to the Corporation shares of Common Stock received pursuant to an Option or Stock Award to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income; (iii) deliver to the Corporation previously acquired Common Stock; (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant; (v) pay the Corporation or its Affiliate in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation or its Affiliate with respect to the Option of Stock Award; or (vi) establish a 10b5-1 trading plan for withheld stock designed to facilitate the sale of stock in connection with the vesting of such shares, the proceeds of which shall be utilized to make all applicable withholding payments in a manner to be coordinated by the Corporation’s Chief Financial Officer.

11. Compliance with Law and Approval of Regulatory Bodies

A.	General Requirements. No Option or Stock Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges or quotation systems on which the Corporation’s shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. In the absence of an effective and current registration statement on an appropriate form under the Securities Act, or a specific exemption from the registration requirements of the Securities Act, shares of Common Stock issued under this Plan shall be restricted shares. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option is exercised may bear such restrictive legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or Stock Award shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
B.	Participant Representations. The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.

12. General Provisions

A.	Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate, (ii) in any way affect any right and power of the Corporation or an Affiliate to change an individual’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefor or (iii) except to the extent the Committee grants an Option or Stock Award to such individual, confer on any individual the right to participate in the benefits of this Plan.
B.	Use of Proceeds. The proceeds received by the Corporation from any sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.
C.	Unfunded Plan. This Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any Participant with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.
D.	Rules of Construction. Headings are given to the Sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
E.	Choice of Law. This Plan and all Stock Option Agreements, Stock Award Agreements, and Performance Agreements (or any other agreements) entered into under this Plan shall be interpreted under the Corporation Law excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the Corporation Law.
F.	Fractional Shares. The Corporation shall not be required to issue fractional shares pursuant to this Plan. The Committee may provide for elimination of fractional shares or the settlement of such fractional shares in cash.
G.	Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Corporation or any Affiliate outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.

13. Amendment and Termination

The Board may amend or terminate this Plan from time to time; provided, however, stockholder approval shall be required for any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under this Plan, except as contemplated herein; (ii) changes the class of employees eligible to receive Incentive Stock Options; (iii) modifies the restrictions on Repricings set forth in this Plan; or (iv) is required by the terms of any applicable law, regulation or rule, including the rules of any market on which the Corporation shares are traded or exchange on which the Corporation shares are listed. Except as specifically permitted by this Plan, any Stock Option Agreement or any Stock Award Agreement or as required to comply with applicable law, regulation or rule, no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant. Any amendment requiring stockholder approval shall be approved by the stockholders of the Corporation within twelve (12) months of the date such amendment is adopted by the Board.

14. Effective Date of Plan; Duration of Plan

A.	This Plan shall be effective upon adoption by the Board, subject to approval within twelve (12) months by the stockholders of the Corporation. Unless and until the Plan has been approved by the stockholders of the Corporation, no Option or Stock Award may be exercised, no shares of Common Stock may be issued under this Plan. In the event that the stockholders of the Corporation shall not approve the Plan within such twelve (12) month period, the Plan and any previously granted Options or Stock Awards shall terminate.
B.	Unless previously terminated, this Plan will terminate ten (10) years after the earlier of (i) the date this Plan is adopted by the Board, or (ii) the date this Plan is approved by the stockholders, except that Awards that are granted under this Plan prior to its termination will continue to be administered under the terms of this Plan until the Awards terminate, expire or are exercised.

IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed by a duly authorized officer as of the date of adoption of this Plan by the Board of Directors.

ZERO GRAVITY SOLUTIONS, INC.

Glenn Stinebaugh
Chief Executive Officer